Exhibit 4.41

Consent Letter

This CONSENT LETTER is made as of March 1, 2014 by and among:

1.                  Haiyan GONG, a citizen of China

2.                  Xu LIU, a citizen of China

3.                  Yongqiang QIAN, a citizen of China

4.                  Cheng LI, a citizen of China

5.                  Fuping YU, a citizen of China

6.                  Qingjun ZHU, a citizen of China

7.                  Beijing Huaqianshu Information Technology Co., Ltd.

Registered address: Room 3035, No.3 Zhangzhen Industry Park Road, Shunyi District, Beijing

8.                  Beijing Shiji Xique Information Technology Co., Ltd.

Registered address: Room 3034, No.3 Zhangzhen Industry Park Road, Shunyi District, Beijing

9.                  Shanghai Huaqianshu Information Technology Co., Ltd.

Registered address: Room 202, No.970 Dalian Road, Yangpu District, Shanghai

10.           Shanghai Shiji Jiayuan Matchmaking Service Center

Address: Rooms 201, 202 & 203, 9# Building, Lane 970, Dalian Road, Yangpu District

11.           Beijing Miyuan Information Technology Co., Ltd. (“Beijing Miyuan”)

Registered address: South of 04-00 & 01, 14F, No.35 Anding Road, Chaoyang District, Beijing

12.           Miyuan (Shanghai) Information Technology Co., Ltd. (“Shanghai Miyuan”)

Registered address: Room 116, 129# Building, No.5 Fengcheng Road, Yangpu District, Shanghai

(Collectively referred to as the “Parties” and individually referred to as a “Party”)

The Parties hereby agree and acknowledge: Shanghai Miyuan transfers all its rights and obligations under the agreements as listed in Exhibit I (“Original Agreements”) to Beijing Miyuan and Beijing Miyuan and the counterparties to the Original Agreements make amendments and restatements to the Original Agreements; such amended and restated agreements, once executed, supersede and replace any and all prior agreements or other legal documents entered into by and among the Parties.

[Remainder of this page is intentionally left blank]

[Signature page]

Haiyan GONG		Xu LIU

Signature:	/s/ Haiyan Gong	Signature:	/s/ Xu Liu

Yongqiang QIAN		Qingjun ZHU

Signature:	/s/ Yongqiang Qian	Signature:	/s/ Qingjun Zhu

Cheng LI		Fuping YU

Signature:	/s/ Cheng Li	Signature:	/s/ Fuping Yu

Beijing Huaqianshu Information Technology Co., Ltd. (Company seal) [Seal: Beijing Huaqianshu Information Technology Co., Ltd.]		Beijing Shiji Xique Information Technology Co., Ltd. (Company seal) [Seal: Beijing Shiji Xique Information Technology Co., Ltd.]

Signature:		Signature:
Name:		Name:
Title: Authorized Representative		Title: Authorized Representative

Shanghai Huaqianshu Information Technology Co., Ltd. (Company seal) [Seal: Shanghai Huaqianshu Information Technology Co., Ltd.]		Shanghai Shiji Jiayuan Matchmaking Service Center (Company seal) [Seal: Shanghai Shiji Jiayuan Matchmaking Service Center]

Signature:		Signature:
Name:		Name:
Title: Authorized Representative		Title: Authorized Representative

Beijing Miyuan Information Technology Co., Ltd. (Company seal) [Seal: Beijing Miyuan Information Technology Co., Ltd.]		Miyuan (Shanghai) Information Technology Co., Ltd. (Company seal) [Seal: Miyuan (Shanghai) Information Technology Co., Ltd.]

Signature:		Signature:
Name:		Name:
Title: Authorized Representative		Title: Authorized Representative

Exhibit I

I. VIE Agreements for Beijing Huaqianshu Information Technology Co., Ltd.

No.	Contract name	Parties	Execution date

1	Exclusive Technology License and Services Agreement	Beijing Huaqianshu Information Technology Co., Ltd., Beijing Miyuan Information Technology Co., Ltd.	February 17, 2011
2	Exclusive Purchase Option Agreement	Beijing Huaqianshu Information Technology Co., Ltd., Beijing Miyuan Information Technology Co., Ltd., Haiyan GONG, Xu LIU, Yongqiang QIAN, Cheng LI, Fuping YU, Qingjun ZHU	February 17, 2011
3	Shareholders’ Voting Rights Entrustment Agreement	Beijing Huaqianshu Information Technology Co., Ltd., Beijing Miyuan Information Technology Co., Ltd., Haiyan GONG, Xu LIU, Yongqiang QIAN, Cheng LI, Fuping YU, Qingjun ZHU	February 17, 2011
4	Equity Pledge Agreement	Beijing Huaqianshu Information Technology Co., Ltd., Beijing Miyuan Information Technology Co., Ltd., Haiyan GONG, Xu LIU, Yongqiang QIAN, Cheng LI, Fuping YU, Qingjun ZHU	February 17, 2011
5	Loan Agreement	Haiyan GONG, Yu ZHANG, Beijing Miyuan Information Technology Co., Ltd.	February 17, 2011
6	Contract Transfer Agreement	Miyuan (Shanghai) Information Technology Co., Ltd., Beijing Miyuan Information Technology Co., Ltd., Haiyan GONG, Xu LIU, Yongqiang QIAN, Cheng LI, Fuping YU, Qingjun ZHU	April 5, 2011
7	Contract Transfer Agreement

Miyuan (Shanghai) Information Technology Co., Ltd., Beijing Miyuan Information Technology Co., Ltd., Beijing Huaqianshu Information Technology Co., Ltd., Haiyan GONG, Xu LIU, Yongqiang QIAN, Cheng LI, Fuping YU, Qingjun ZHU

May 6, 2011

II. VIE Agreements for Beijing Shiji Xique Information Technology Co., Ltd.

No.	Contract name	Parties	Execution date

1	Exclusive Technology License and Services Agreement	Beijing Shiji Xique Information Technology Co., Ltd., Beijing Miyuan Information Technology Co., Ltd.	February 17, 2011
2	Exclusive Purchase Option Agreement	Beijing Shiji Xique Information Technology Co., Ltd., Beijing Miyuan Information Technology Co., Ltd., Haiyan GONG, Xu LIU, Yongqiang QIAN, Cheng LI, Fuping YU, Qingjun ZHU	February 17, 2011
3	Shareholders’ Voting Rights Entrustment Agreement	Beijing Shiji Xique Information Technology Co., Ltd., Beijing Miyuan Information Technology Co., Ltd., Haiyan GONG, Xu LIU, Yongqiang QIAN, Cheng LI, Fuping YU, Qingjun ZHU	February 17, 2011
4	Equity Pledge Agreement	Beijing Shiji Xique Information Technology Co., Ltd., Beijing Miyuan Information Technology Co., Ltd., Haiyan GONG, Xu LIU, Yongqiang QIAN, Cheng LI, Fuping YU, Qingjun ZHU	February 17, 2011
5	Loan Agreement	Haiyan GONG, Yu ZHANG, Beijing Miyuan Information Technology Co., Ltd.	February 17, 2011
6	Contract Transfer Agreement	Miyuan (Shanghai) Information Technology Co., Ltd., Beijing Miyuan Information Technology Co., Ltd., Haiyan GONG, Xu LIU, Yongqiang QIAN, Cheng LI, Fuping YU, Qingjun ZHU	April 5, 2011
7	Contract Transfer Agreement

Beijing Miyuan Information Technology Co., Ltd., Miyuan (Shanghai) Information Technology Co., Ltd., Beijing Shiji Xique Information Technology Co., Ltd., Haiyan GONG, Xu LIU, Yongqiang QIAN, Cheng LI, Fuping YU, Qingjun ZHU

May 6, 2011

III. VIE Agreements for Shanghai Huaqianshu Information Technology Co., Ltd.

No.	Contract name	Parties	Execution date

1	Restated Exclusive Technology License and Services Agreement	Shanghai Huaqianshu Information Technology Co., Ltd., Miyuan (Shanghai) Information Technology Co., Ltd.	January 25, 2011
2	Amended and Restated Exclusive Purchase Option Agreement	Shanghai Huaqianshu Information Technology Co., Ltd., Miyuan (Shanghai) Information Technology Co., Ltd., Haiyan GONG, Xu LIU, Yongqiang QIAN, Cheng LI, Fuping YU, Qingjun ZHU	January 25, 2011
3	Amended and Restated Shareholders’ Voting Rights Entrustment Agreement	Shanghai Huaqianshu Information Technology Co., Ltd., Miyuan (Shanghai) Information Technology Co., Ltd., Haiyan GONG, Xu LIU, Yongqiang QIAN, Cheng LI, Fuping YU, Qingjun ZHU	January 25, 2011
4	Amended and Restated Equity Pledge Agreement	Shanghai Huaqianshu Information Technology Co., Ltd., Miyuan (Shanghai) Information Technology Co., Ltd., Haiyan GONG, Xu LIU, Yongqiang QIAN, Cheng LI, Fuping YU, Qingjun ZHU	January 25, 2011
5	Loan Agreement	Haiyan GONG, Miyuan (Shanghai) Information Technology Co., Ltd.	July 10, 2007
6	Restated Loan Agreement	Haiyan GONG, Xu LIU, Miyuan (Shanghai) Information Technology Co., Ltd.	January 25, 2011
7	Contract Transfer Agreement	Miyuan (Shanghai) Information Technology Co., Ltd., Beijing Miyuan Information Technology Co., Ltd., Haiyan GONG, Xu LIU, Yongqiang QIAN, Cheng LI, Fuping YU, Qingjun ZHU	April 5, 2011

IV. VIE Agreements for Shanghai Shiji Jiayuan Matchmaking Service Center

No.	Contract name	Parties	Execution date

1	Exclusive Technology License and Services Agreement	Shanghai Shiji Jiayuan Matchmaking Service Center, Miyuan (Shanghai) Information Technology Co., Ltd.	January 25, 2011
2	Cooperative Operation Agreement	Shanghai Huaqianshu Information Technology Co., Ltd., Shanghai Shiji Jiayuan Matchmaking Service Center, Miyuan (Shanghai) Information Technology Co., Ltd.	January 25, 2011